UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2016

Spark Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12140 Wickchester Ln, Ste 100
Houston, Texas 77079
(Address of Principal Executive Offices)
(Zip Code)

(713) 600-2600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Issuance of Subordinated Note to Affiliate of Director and Majority Shareholder

On December 27, 2016, Spark Energy, Inc., a Delaware corporation (the “Company”), and Spark HoldCo, LLC, a Delaware limited liability company and the Company’s subsidiary (“Spark HoldCo”), jointly issued to Retailco, LLC, a Texas limited liability company (“Retailco”), a 5% Subordinated Note in the principal amount of up to $25.0 million (the “Subordinated Note”). The Subordinated Note allows the Company and Spark HoldCo to draw advances in increments of no less than $1.0 million per advance up to the maximum principal amount of the Subordinated Note. Draws under the Subordinated Note will be used by the Company and Spark HoldCo for general corporate purposes. The Subordinated Note matures approximately 3 ½ years following the date of issuance, and advances thereunder accrue interest at 5% per annum from the date of the advance. The Company has the right to capitalize interest payments. The Subordinated Note is subordinated in certain respects to the Company’s senior secured revolving credit facility (the “Senior Credit Facility”) pursuant to a subordination agreement. The Company may pay interest and prepay principal on the Subordinated Note so long as the Company is in compliance with its covenants under the Senior Credit Facility, is not in default under the Senior Credit Facility and has minimum availability of $5.0 million under its borrowing base under the Senior Credit Facility. Payment of principal and interest under the Subordinated Note is accelerated upon the occurrence of certain change of control or sale transactions.
Retailco is owned indirectly by W. Keith Maxwell, III, who serves as the Chairman of the Board of Directors of the Company. Retailco owns 62.7% of the Company’s voting power through its ownership of the Company’s Class A common stock and Class B common stock. The terms of the Subordinated Note were reviewed and approved by a special committee of the Board of Directors consisting solely of the Company’s independent directors.
The description of the Subordinated Note is a summary and is qualified in its entirety by reference to the full text of the Subordinated Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 and are incorporated by reference into this Item 2.03.
Item 7.01 Regulation FD Disclosure.

On December 27, 2016, the Company issued a press release announcing the issuance of the Subordinated Note, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purpose of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filings.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Subordinated Promissory Note of Spark HoldCo, LLC and Spark Energy, Inc., dated December 27, 2016.
99.1	Press Release of Spark Energy, Inc. dated December 27, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2016	Spark Energy, Inc.
	By:	/s/ Gil Melman
	Name:	Gil Melman
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Subordinated Promissory Note of Spark HoldCo, LLC and Spark Energy, Inc., dated December 27, 2016.
99.1	Press Release of Spark Energy, Inc. dated December 27, 2016